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                                                                    Exhibit 10.3

                               INSO CORPORATION

                      AMENDMENT 1 TO EMPLOYMENT AGREEMENT


THIS AMENDMENT 1 TO AGREEMENT effective the 13/th/ day of April, 2000, is by and between Inso Corporation, a Delaware corporation with principal offices at 31 St. James Avenue, Boston, MA 02116 ("Inso"), and Stephen O. Jaeger, residing at 11 Topstone Road, Redding, Connecticut, 06896-1810 ("Executive"), and amends the Employment Agreement, effective the 1st day of April, 1999, by and between Inso and Executive.

The parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

1. The Executive resigns as CEO of the Company effective April 11, 2000. The Executive shall remain as non-executive Chairman of the Board until such time as his successor is duly elected and appointed. Effective April 13, 2000, the Executive shall assume ultimate responsibility for the management of the Company's Information Exchange Division (IED) pending the disposition of IED or until the Board of Directors otherwise determines.

2. Section 2(C)(iii) shall be deleted in its entirety and replaced with the following:

          (iii) Options (of which 4,939 are Incentive Stock Options, and 28,395 are Non-qualified Stock Options) to purchase an additional 33, 334 shares shall vest on the earlier to occur of (1) March 31, 2002, and (2) the date of Inso's termination of Executive's employment as Chairman of the Board of Inso other than for Cause, so long as such date is between April 1, 2001 and March 30, 2002. Notwithstanding the foregoing, if prior to March 31, 2002, the Executive terminates his employment as Chairman of the Board of Inso for any reason or Inso terminates the employment of the Executive as Chairman of the Board of Inso for Cause, then no options shall vest under this subsection 2(C)(iii).

3. Section 7.4(A) shall be deleted in its entirety and replaced with the following:

          (A) An initial base salary of $120,000 per year, subject to annual review by the Board, payable in equal bi-weekly installments, beginning on the effective date of the termination of Executive's employment as CEO of Inso and continuing for so long as Executive serves in such strategic role; provided that, unless otherwise determined by Inso's Board of Directors, Executive's base salary shall remain at $260,000 until such time as Inso has divested the Information Exchange business, at

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          which time Executive's base salary shall be set at $120,000;

4. Except as set forth in this Amendment, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written as an instrument under seal.


Inso Corporation                        Stephen O. Jaeger
 /s/ Jonathan Levitt                     /s/ Stephen O. Jaegar
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signature

Jonathan Levitt
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print name

Vice President
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title

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